MJM BARRISTERS & ATTORNEYS

MJM LIMITED

27 September 2016

Ref. 29796.0018

By Email

Nordic American Offshore Ltd.
LOM Building
27 Reid Street
Hamilton HM 11
Bermuda

Dear Sirs,

Nordic American Offshore Ltd.
Registration Statement on Form F-3

1. Subject of Opinion

We are lawyers duly qualified to practise in Bermuda. This opinion as to the laws of Bermuda is addressed to you in connection with the preparation and filing with the Securities and Exchange Commission (the "**Commission**") of post-effective amendment no.1 (the "**Amendment**") to a registration statement on Form F-3 (File No. 333-208351) (such registration statement as amended and supplemented from time to time), including the exhibits thereto (the "**Registration Statement**"), under the Securities Act of 1933, as amended (the "**Act**") and the rules and regulations promulgated thereunder, in respect of Nordic American Offshore Ltd., a company validly existing under the laws of Bermuda (the "**Company**"). The Registration Statement relates to the registration by the Company of up to US$300,000,000 in securities, which may include the Company's common shares of par value US$0.01 ("**Common Shares**"), preferred shares ("**Preferred Shares**"), warrants ("**Warrants**"), debt securities ("**Debt Securities**"), purchase contracts ("**Purchase Contracts**"), rights to purchase the Company's equity securities (the "**Rights**") and units ("**Units**") (the Common Shares, Preferred Shares, Warrants, Debt Securities, Purchase Contracts, Rights and Units are collectively referred to herein as the "**Securities**").

The Company continued its legal existence from the Republic of the Marshall Islands to Bermuda with effect from 26 September 2016 (the "**Continuance**").

2. Documents Examined

For the purposes of this opinion we have examined and relied upon the following (collectively, the "**Documents**"):

2.1 the Amendment;

2.2 the Registration Statement and the form of prospectus included therein (the "**Prospectus**");

2.3 the form of indenture to be entered into by the Company (filed as Exhibit 4.3 to the Registration Statement) (the "**Indenture**");

2.4 a copy of the following documents for the Company, as certified by the Secretary thereof on 26 September 2016:

(a) Certificate of Continuance;

(b) Memorandum of Continuance;

(c) Bye-laws;

(d) Register of Directors and Officers; and

(e) Register of Members;

2.5 a copy of the Unanimous Written Resolutions adopted by the Board of Directors of the Company approving the terms of the Registration Statement on 7 November 2015 (the "**Resolutions**");

2.6 a Certificate of Compliance issued by the Bermuda Registrar of Companies ("**ROC**") in respect of the Company dated 26 September 2016; and

2.7 such other documents as we have deemed necessary in order to render this opinion (together, the "**Documents**").

A reference to a document does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto. Except as stated in this section 2, we have not examined any contract, instrument or other document entered into by, or affecting, the Company or any corporate records of the Company and have not made any other enquiries concerning the Company.

3. Search

We have also relied upon our search of the documents of public record relating to the Company maintained by the ROC made on 26 September 2016 (the "**Search**").

4. Opinion Limited to Bermuda Law

We have not investigated the laws of any country other than Bermuda and this opinion is given only with respect to compliance with or matters governed by Bermuda law. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof and is governed by, and should be construed in accordance with, those laws. This opinion is also limited to the matters stated herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. This opinion is issued solely for the purposes of the filing of the Amendment and the issuance of the Securities by the Company and is not to be relied upon in respect of any other matter.

5. Assumptions

In giving this opinion we have assumed:

5.1 that the Company was, prior to the Continuance, a corporation duly incorporated under the laws of the Republic of the Marshall Islands, validly existing and in compliance with such laws for the purposes of the filing of the Registration Statement and the authorisation of the Securities;

5.2 that the Registration Statement was validly authorised, duly executed and delivered by the Company prior to the Continuance, and the performance thereof was within the capacity and powers of the Company prior to the Continuance;

5.3 the Securities were duly authorised by the Company prior to the Continuance;

5.4 the authenticity, accuracy and completeness of all of the Documents (including, without limitation, public records) submitted to us as originals and the conformity to authentic original documents of all of the Documents submitted to us as certified, electronic or photostatic copies;

5.5 the genuineness of all signatures on the Documents submitted to us;

5.6 the truth, accuracy and completeness as at the date hereof of all representations as to factual matters, warranties and statements of fact or law, other than as to the laws of Bermuda, made in any of the Documents;

5.7 the authority, capacity and power of each of the persons signing the Documents submitted to us;

5.8 that the Directors of the Company acted in good faith upon their adoption of the Resolutions;

5.9 that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by any action taken by the Company in connection with the Registration Statement or which would have any implication in relation to the opinions expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

5.10 the definitive terms of the Securities, other than Common Shares, to be offered pursuant to the Registration Statement will have been established in accordance with the Resolutions and applicable law;

5.11 any Securities issuable upon conversion, exchange or exercise of any Security to be offered, will be duly authorised, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

5.12 any Securities consisting of Common Shares or Preferred Shares, including Common Shares or Preferred Shares issuable upon conversion, exchange or exercise of any Security to be offered, or issued as part of a Unit, will be duly authorised and issued, and

the certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value, if any, thereof and the Company will have sufficient authorised, but unissued, share capital to effect such issue;

5.13 the Registration Statement and the Prospectus, and any amendments thereto, will be effective;

5.14 one or more prospectus supplements will have been filed with the Commission describing the Securities to be offered thereby;

5.15 all Securities will be issued in compliance with all matters of, and the validity and enforceability thereof under, applicable U.S. federal and state securities laws and other laws (other than the laws of Bermuda, in respect of which we are opining);

5.16 prior to the date of issuance of any Securities, all necessary approvals of the Bermuda Monetary Authority (save in the case of the issuance of the Common Shares) will have been obtained with respect to the issue and free transferability of the Securities to be issued;

5.17 with respect to the issuance and sale of any Debt Securities, that the Indenture will have been duly executed and delivered by the Company and the trustee named therein;

5.18 with respect to all Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the indenture with respect thereto;

5.19 with respect to the issuance and sale of any series of Preferred Shares, that an appropriate certificate of designations, or similar instrument setting forth the preferential, qualified or special rights, privileges or conditions with respect to such series of Preferred Shares will have been duly and validly authorised and adopted by the Company;

5.20 with respect to the issuance and sale of any Warrants, that (i) a warrant agreement with respect to such Warrants will have been executed and delivered by the Company and the warrant agent, (ii) the Warrants will have been duly executed and delivered by the Company and duly executed by any warrant agent appointed by the Company, and (iii) the Warrants will have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company;

5.21 with respect to the issuance and sale of any Purchase Contracts, that (i) a purchase agreement with respect to such Purchase Contracts will have been executed and delivered by the parties thereto, and (ii) the Purchase Contracts will have been duly executed and delivered in accordance with the purchase agreement upon payment of the consideration therefor provided for therein;

5.22 with respect to the issuance and sale of any Rights, that (i) a purchase agreement with respect to such Rights will have been executed and delivered by the parties thereto, and (ii) the Rights, if in certificated form, will have been duly executed and delivered in accordance with the Rights agreement upon payment of the consideration therefor provided for therein;

5.23 with respect to the issuance and sale of any Units, that (i) a purchase agreement with respect to such Units will have been executed and delivered by the parties thereto, and (ii)

the Units, if in certificated form, will have been duly executed and delivered in accordance with the purchase agreement upon payment of the consideration therefor provided for therein; and

5.24 that there are no matters of fact or law (other than matters of Bermuda law) affecting the Registration Statement that have arisen since the date thereof which would affect the opinions expressed herein.

6. Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

6.1 the Common Shares and the Preferred Shares have been duly authorised and any Securities consisting of Common Shares or Preferred Shares, including any Common Shares or Preferred Shares issuable on conversion, exercise or exchange of other Securities, or issued as part of a Unit, when issued, sold and paid for as contemplated in conformity with the Resolutions and the Prospectus or any prospectus supplement (and with regard to the Preferred Shares Purchase Rights, in accordance with the terms of the Rights Plan, as defined in the Prospectus), will be validly issued, fully paid and non-assessable;

6.2 any Securities consisting of Debt Securities, Warrants, Purchase Contracts, Rights or Units have been duly authorised and, upon due execution and delivery as contemplated in the Prospectus, will constitute legal, valid and binding obligations of the Company and will be, in the case of Debt Securities, entitled to benefits provided by the Indenture; and

6.3 subject as otherwise provided in this opinion, no consent, approval, licence or authorisation of, and no filing with, or other act by or in respect of, any governmental authority, regulatory body or court in Bermuda is necessary in connection with the issuance of the Securities, except that the Registration Statement and any other offering documents must comply, to the extent applicable, with the requirements of Part III of the Companies Act 1981 (as amended).

7. Reservations

We have the following reservations:

7.1 The Search of the Register of Companies at the office of the Registrar of Companies is not conclusive and it should be noted that the Register of Companies does not reveal:

(a) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file, but have not actually been registered or, to the extent that they have been registered, have not been disclosed or do not appear in the public records at the date and time the search is concluded;

(b) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded; or

(c) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been

entered in the Register of Charges in accordance with the provisions of the Companies Act 1981, as amended.

7.2 Any reference in this opinion to shares being "non-assessable" means, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Continuance or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

8. Disclosure

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm, under the captions "Legal Opinions" in the prospectus attached thereto, without admitting that we are "experts", within the meaning of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act.

This opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

Yours faithfully,

MJM Limited

MJM LIMITED